As filed with the Securities and Exchange Commission on March 31, 2014

File No. 001-36285

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

RAYONIER ADVANCED MATERIALS INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	46-4559529 (I.R.S. employer Identification number)

1301 Riverplace Boulevard Jacksonville, Florida (Address of principal executive offices)	32207 (Zip Code)

904-357-9100

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
Common Stock, par value $0.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:  None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐

RAYONIER ADVANCED MATERIALS INC.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT

AND ITEMS OF FORM 10

Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1.	Business.

The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Certain Relationships and Related Person Transactions,” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.

Item 1A.	Risk Factors.

The information required by this item is contained under the section of the information statement entitled “Risk Factors.” That section is incorporated herein by reference.

Item 2.	Financial Information.

The information required by this item is contained under the sections of the information statement entitled “Unaudited Pro Forma Condensed Combined Financial Statements,” “Selected Historical Combined Financial Data of Rayonier Advanced Materials Inc.,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Those sections are incorporated herein by reference.

Item 3.	Properties.

The information required by this item is contained under the section of the information statement entitled “Business.” That section is incorporated herein by reference.

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the information statement entitled “Security Ownership of Certain Beneficial Owners and Management.” That section is incorporated herein by reference.

Item 5.	Directors and Executive Officers.

The information required by this item is contained under the section of the information statement entitled “Management.” That section is incorporated herein by reference.

Item 6.	Executive Compensation.

The information required by this item is contained under the sections of the information statement entitled “Compensation Discussion and Analysis” and “Executive Compensation.” These sections are incorporated herein by reference.

Item 7.	Certain Relationships and Related Transactions.

The information required by this item is contained under the sections of the information statement entitled “Management” and “Certain Relationships and Related Person Transactions.” Those sections are incorporated herein by reference.

Item 8.	Legal Proceedings.

The information required by this item is contained under the section of the information statement entitled “Business—Legal and Regulatory Proceedings.” That section is incorporated herein by reference.

Item 9.	Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections of the information statement entitled “Dividend Policy,” “Capitalization,” “The Separation and Distribution,” and “Description of Rayonier Advanced Materials Inc.’s Capital Stock.” Those sections are incorporated herein by reference.

Item 10.	Recent Sales of Unregistered Securities.

The information required by this item is contained under the sections of the information statement entitled “Description of Material Indebtedness” and “Description of Rayonier Advanced Materials Inc.’s Capital Stock—Sale of Unregistered Securities.” Those sections are incorporated herein by reference.

Item 11.	Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the sections of the information statement entitled “Dividend Policy,” “The Separation and Distribution,” and “Description of Rayonier Advanced Materials Inc.’s Capital Stock.” Those sections are incorporated herein by reference.

Item 12.	Indemnification of Directors and Officers.

The information required by this item is contained under the section of the information statement entitled “Description of Rayonier Advanced Materials Inc.’s Capital Stock—Limitations on Liability, Indemnification of Officers and Directors, and Insurance.” That section is incorporated herein by reference.

Item 13.	Financial Statements and Supplementary Data.

The information required by this item is contained under the section of the information statement entitled “Index to Financial Statements and Schedule” and the financial statements referenced therein. That section is incorporated herein by reference.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15.	Financial Statements and Exhibits.

(a)	Financial Statements and Schedule

The information required by this item is contained under the section of the information statement entitled “Index to Financial Statements and Schedule” and the financial statements and schedule referenced therein. That section is incorporated herein by reference. All other schedules for which provision is made in the applicable regulation of the Securities and Exchange Commission are not required under the related instructions or are inapplicable and therefore have been omitted.

(b)	Exhibits

See below.

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description
2.1	Form of Separation and Distribution Agreement by and between Rayonier Inc. and Rayonier Advanced Materials Inc. (f/k/a Rayonier Holding Company) ***†
3.1	Form of Amended and Restated Certificate of Incorporation of Rayonier Advanced Materials Inc. (f/k/a Rayonier Holding Company).***
3.2	Form of Amended and Restated Bylaws of Rayonier Advanced Materials Inc. (f/k/a Rayonier Holding Company).***
10.1	Form of Transition Services Agreement by and between Rayonier Inc. and Rayonier Advanced Materials Inc.*
10.2	Form of Tax Matters Agreement by and between Rayonier Inc. and Rayonier Advanced Materials Inc. (f/k/a Rayonier Holding Company).***
10.3	Form of Employee Matters Agreement by and between Rayonier Inc. and Rayonier Advanced Materials Inc.**
10.4	Form of Intellectual Property Agreement by and between Rayonier Inc. and Rayonier Advanced Materials Inc.**
10.5	Form of Indemnification Agreement between Rayonier Advanced Materials Inc. and individual directors.*
10.6	Form of Indemnification Agreement between Rayonier Advanced Materials Inc. and individual officers.*
10.7	Chemical Cellulose Agreement, effective as of January 1, 2012, by and between Rayonier Performance Fibers, LLC and Eastman Chemical Company**††
10.8	Amendment to Chemical Cellulose Agreement, effective as of January 1, 2012, by and between Rayonier Performance Fibers, LLC and Eastman Chemical Company**††
10.9	Cellulose Specialties Agreement, effective as of January 1, 2012, by and between Rayonier Performance Fibers, LLC and Nantong Cellulose Fibers Co., Ltd.** ††
10.10	Amendment No. 1 to Cellulose Specialties Agreement, effective as of January 1, 2012, by and between Rayonier Performance Fibers, LLC and Nantong Cellulose Fibers Co., Ltd.** ††
10.11	Amended and Restated Cellulose Specialties Agreement, effective as of January 1, 2012, by and between Rayonier Performance Fibers, LLC and Daicel Corporation**††
10.12	Amendment No. 1 to Amended and Restated Cellulose Specialties Agreement, effective as of February 15, 2013, by and between Rayonier Performance Fibers, LLC and Daicel Corporation**††
10.13	Rayonier Advanced Materials Inc. Incentive Stock Plan*
10.14	Rayonier Advanced Materials Inc. Non-Equity Incentive Plan*
10.15	Form of Transaction Bonus Agreement and Schedule of Executive Officer Transaction Bonus Amounts**
21.1	List of subsidiaries.*
99.1	Information Statement of Rayonier Advanced Materials Inc., preliminary and subject to completion, dated March 31, 2014.**

*	To be filed by amendment.

**	Filed herewith.

***	Previously filed.

†	Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the SEC upon request.

††	Portions of this exhibit have been omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

RAYONIER ADVANCED MATERIALS INC.

By:	/s/ PAUL G. BOYNTON
Name: Paul G. Boynton
Title: Chairman, President and Chief Executive Officer

Date: March 31, 2014